Exhibit A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: April 10, 2019	By:	/s/ Holli Hartman
Name: Holli Hartman
Attorney-in-fact for: KENNETH D. TUCHMAN (1) KDT STOCK REVOCABLE TRUST (1) KDT FAMILY, LLLP (1) MANTUCKET CAPITAL MANAGEMENT CORPORATION (1)

	(1)	A Power of Attorney authorizing each of Wendy Wing and Holli Hartman to act on behalf of this person or entity is filed as Exhibit B.